UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2025

Woodbridge Liquidation Trust
(Exact name of registrant as specified in its charter)

Delaware	No. 000-56115	36-7730868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

201 N. Brand Blvd., Suite M Glendale, California	91203
(Address of principal executive offices)	(Zip Code)

(310) 765-1550
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On October 17, 2025, following the approval of the Supervisory Board of Woodbridge Liquidation Trust (the “Trust”), the Liquidation Trustee of the Trust executed Amendment No. 6 to the Liquidation Trust Agreement of the Trust (the “Amendment”).  The Amendment was entered into to effect technical amendments to the Trust’s Liquidation Trust Agreement in connection with the Trust’s request for a private letter ruling from the Internal Revenue Service providing that the extension of the term of the Trust past February 15, 2027 would not adversely affect the status of the Trust as a liquidating trust for federal income tax purposes.

The information set forth above is qualified in its entirety by reference to the actual terms of the Amendment, which has been filed as Exhibit 3.1 hereto, and which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit 3.1	Amendment No. 6 to Liquidation Trust Agreement, dated October 17, 2025

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Woodbridge Liquidation Trust

Date: October 24, 2025	By:	/s/ Michael I. Goldberg
Michael I. Goldberg,
Liquidation Trustee